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                                                                      EXHIBIT 12

                                FEDEX CORPORATION
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)
                          (IN MILLIONS, EXCEPT RATIOS)

                                                                      Year Ended May 31,
                                                  ---------------------------------------------------------
                                                     2004        2003       2002        2001        2000
                                                  ----------  ---------- ----------  ----------  ----------
Earnings:
  Income before income taxes                        $ 1,319     $ 1,338    $ 1,160     $   927     $ 1,138
Add back:
  Interest expense, net of capitalized interest         136         124        144         155         121
  Amortization of debt issuance costs                     7           4          4           2           1
  Portion of rent expense representative
    of interest factor                                  712         713        710         667         625
                                                  ----------  ---------- ----------  ----------  ----------

Earnings as adjusted                                $ 2,174     $ 2,179    $ 2,018     $ 1,751     $ 1,885
                                                  ==========  ========== ==========  ==========  ==========

Fixed Charges:
  Interest expense, net of capitalized interest     $   136     $   124    $   144     $   155     $   121
  Capitalized interest                                   11          16         27          27          35
  Amortization of debt issuance costs                     7           4          4           2           1
  Portion of rent expense representative
    of interest factor                                  712         713        710         667         625
                                                  ----------  ---------- ----------  ----------  ----------

                                                    $   866     $   857    $   885     $   851     $   782
                                                  ==========  ========== ==========  ==========  ==========

Ratio of Earnings to Fixed Charges                      2.5         2.5        2.3         2.1         2.4
                                                  ==========  ========== ==========  ==========  ==========


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